SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          MJG ASSOCIATES, INC.
                                 4/29/99            5,000-           20.5000
          GABELLI FOUNDATION
                                 4/29/99           50,000-           20.5000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 4/29/99           25,000-           20.5000
          GABELLI INTERNATIONAL LTD
                                 4/29/99           50,000-           20.5000
          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 4/29/99          150,000-           20.5000
               THE GABELLI SMALL CAP GROWTH FUND
                                 4/29/99           20,000-           20.5000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 4/29/99          300,000-           20.5000
                                 4/28/99            3,600            20.4875
                                 4/26/99            5,300            20.4875
                                 4/23/99              700            20.4875
                                 4/22/99            8,100            20.4875
                                 4/21/99            2,200            20.4875
               THE GABELLI EQUITY TRUST,INC.
                                 4/29/99          445,000-           20.5000
                                 4/28/99            4,100            20.4875
                                 4/26/99            5,900            20.4875
                                 4/23/99              700            20.4875
                                 4/22/99            8,900            20.4875
                                 4/21/99            2,300            20.4875
               THE GABELLI EQUITY INCOME FUND
                                 4/29/99           20,000-           20.5000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 4/29/99          250,000-           20.5000
               THE GABELLI ABC FUND
                                 4/29/99          285,000-           20.5000
                                 4/27/99            5,000            20.5100
          GAMCO INVESTORS, INC.
                                 4/29/99          122,600-           20.5000
                                 4/29/99          829,200-           20.5000
          GABELLI ASSOCIATES LTD
                                 4/29/99           90,000-           20.5000
          GABELLI ASSOCIATES LTD
                                 4/29/99            2,500-           20.5000
          GABELLI ASSOCIATES FUND
                                 4/29/99          619,300-           20.5000

          (1) THE TRANSACTIONS ON 4/29/99 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.